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                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Manning & Napier Fund, Inc.:

We hereby consent to the following with respect to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (file No. 2-92633) under the Securities Act of 1933, as amended, of Manning & Napier Fund, Inc.:

    1. The incorporation by reference of our report dated January 23, 1997 accompanying the financial statements and financial highlights of the Small Cap Series, Technology Series, International Series, World Opportunities Series, Diversified Tax Exempt Series, Ohio Tax Exempt Series, and the New York Tax Exempt Series (seven series of Manning & Napier Fund, Inc.) As of December 31, 1996 into the Statement of Additional Information.

    2. The incorporation by reference of our report dated June 30, 1997 accompanying the financial statements and financial highlights of the Technology Series (one series of Manning & Napier Fund, Inc.) As of April 16, 1997 into the Statement of Additional Information.

    3. The reference to our firm under the heading "Financial Highlights" in the Prospectuses.

    4. The reference to our firm under the headings "Financial Statements" and "Custodian and Independent Accountants" in the Statement of Additional Information.

                                  /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts
October 20, 1997